Exhibit 99

News Release

Contacts:
Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

HONEYWELL REPORTS THIRD QUARTER 2012

SALES OF $9.3 BILLION; EPS UP 9% TO $1.20 PER SHARE

•	9% EPS Growth Driven By Strong Operational Performance And Sales Conversion
•	Continued Americas And High Growth Region Expansion, Europe As Expected
•	Segment Margin Increase Of 110 Bps To 15.8%, Operating Margin Up 360 Bps
•	Narrowing 2012 Proforma EPS Guidance To $4.45 - $4.50, From $4.40 - $4.55

MORRIS TOWNSHIP, N.J., October 19, 2012 -- Honeywell (NYSE: HON) today announced its results for the third quarter of 2012:

Total Honeywell
($ Millions, except Earnings Per Share)	3Q 2011	3Q 2012	Change
Sales	9,298	9,342	~ flat

Segment Margin	14.7%	15.8%	110 bps
Operating Income Margin	10.3%	13.9%	360 bps

Earnings Per Share from Continuing Operations	$0.87	$1.20	38%
Earnings Per Share	$1.10	$1.20	9%

Cash Flow from Operations	661	999	51%
Free Cash Flow *	922	1,021	11%

* Free Cash Flow (cash flow from operations less capital expenditures) prior to cash pension contributions

“Honeywell delivered 2% organic sales growth, strong sales conversion and higher earnings per share in the third quarter,” said Honeywell Chairman and CEO Dave Cote. “Our balanced mix of long- and short-cycle businesses, combined with growth in new products and continued expansion in high growth regions, offset European weakness, lower demand for products in some of our short-cycle businesses in China and the U.S., and foreign exchange headwinds in the quarter. Further, we maintained strong backlogs with new platform wins across a number of our businesses. We continue to be encouraged by the commercial aerospace outlook, increasing infrastructure spending, and oil and gas investments. These trends, combined with our

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Q3’12 Results - 2

great positions in good industries, leverage to other macro-trends like safety and security, energy efficiency, and clean energy generation are expected to drive our continued outperformance. Looking ahead to 2013, we are planning for a continued challenging macro environment, but expect to deliver good growth driven by new products, geographic expansion, and traction on key initiatives. Further, we will remain flexible and adhere to our disciplined focus on cost and productivity.”

Third quarter 2012 Earnings Per Share (EPS) reflects a 22.7% effective tax rate compared to 23.2% last year. Adjusting for a normalized tax rate of 26.5% in 2011 and 2012, EPS growth would be 8%. The tax rate favorability in the third quarter of this year, representing $0.06 of EPS relative to guidance, is expected to be offset in the fourth quarter, with an estimated full year 2012 effective tax rate of 26.5%.

The company is updating its full-year 2012 sales and EPS guidance and now expects:

Full Year Guidance
	2012	2012	Change
	Prior Guidance	Revised Guidance	vs. 2011
Sales	$37.8 - $38.4B	$37.5 - $37.7B	~ 3%

Segment Margin	15.4 - 15.6%	15.6 - 15.7%	90 - 100 bps
Operating Income Margin[1]	13.4 - 13.6%	13.5 - 13.7%	150 - 170 bps

Earnings Per Share from Continuing Operations[2]	$4.40 - $4.55	$4.45 - $4.50	11% - 12%
Earnings Per Share[1]	$4.40 - $4.55	$4.45 - $4.50	10% - 11%

Free Cash Flow[3]	~$3.5B	~$3.5 - $3.6B	~100% Conversion
1.	Proforma, V% / BPS Excludes Any Pension Mark to Market Adjustment
2.	Proforma (Cont. Operations); Excludes Any Pension Mark to Market Adjustment; V% Also Excludes 3Q11 Repo and Other Actions Funded by Gain on Sale of CPG Business (in Disc. Ops)
3.	Free Cash Flow (Cash Flow from Operations Less Capital Expenditures) Prior to Any NARCO Related Payments and Cash Pension Contributions

 Third Quarter Segment Performance

Aerospace
($ Millions)	3Q 2011	3Q 2012	% Change
Sales	2,922	3,043	4%
Segment Profit	532	582	9%
Segment Margin	18.2%	19.1%	90 bps

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Q3’12 Results - 3

•	Sales were up 4% compared with the third quarter of 2011 driven by a 9% increase in our Commercial end markets, partially offset by a (1%) decline in Defense and Space. Commercial original equipment (OE) sales were up 14% driven by increased production rates at our major OE customers. Commercial aftermarket sales were up 6% with growth in both business jet spares and repair and overhaul events.
•	Segment profit was up 9%, and segment margins expanded 90 bps to 19.1%, primarily due to higher commercial volumes and productivity net of inflation and increased investments to support future growth.

Automation and Control Solutions
($ Millions)	3Q 2011	3Q 2012	% Change
Sales	3,948	3,958	~ flat
Segment Profit	544	571	5%
Segment Margin	13.8%	14.4%	60 bps

•	Sales were approximately flat, up 2% on an organic basis, compared with the third quarter of 2011. Volume growth and the favorable impact of acquisitions were offset by foreign exchange headwinds. Process Solutions and Building Solutions and Distribution grew on an organic basis reflecting increased conversion of sales from backlog and increased sales volume in our Fire and Security Distribution business in the Americas. Energy, Safety, and Security was flat organically due to weak industrial end markets globally.
•	Segment profit was up 5% and segment margins were up 60 bps to 14.4% driven by commercial excellence and productivity benefits net of inflation.

Performance Materials and Technologies
($ Millions)	3Q 2011	3Q 2012	% Change
Sales	1,468	1,478	1%
Segment Profit	254	275	8%
Segment Margin	17.3%	18.6%	130 bps

•	Sales were up 1%, reported and organic, compared with the third quarter of 2011, resulting from higher licensing and equipment sales in UOP and new products and applications in Specialty Products and Electronic Materials, partially offset by challenging global end market conditions in Fluorine Products and Resins and Chemicals.
•	Segment profit was up 8% and segment margins increased 130 bps to 18.6%, primarily due to higher sales at UOP and productivity net of inflation and continued growth investments, partially offset by challenging global end market conditions in Fluorine Products and Resins and Chemicals.

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Q3’12 Results - 4

Transportation Systems
($ Millions)	3Q 2011	3Q 2012	% Change
Sales	960	863	(10%)
Segment Profit	121	104	(14%)
Segment Margin	12.6%	12.1%	(50) bps

•	Sales were down (10%), down (2%) organic, compared with the third quarter of 2011, as new platform launches and higher turbo gas penetration in the U.S. nearly offset the unfavorable impact of foreign exchange, and lower European light vehicle production volume and aftermarket sales.
•	Segment profit was down (14%) and segment margins decreased (50) bps to 12.1% primarily driven by unfavorable foreign exchange, lower sales, and ongoing projects to drive operational improvement in the Friction Materials business, partially offset by productivity benefits.

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate, please dial (877) 303-4382 (domestic) or (631) 291-4830 (international) a few minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s investor conference call. The live webcast of the investor call will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the conference call from 12:30 p.m. EDT, October 19, until midnight, October 26, dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The access code is 18261327.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

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Q3’12 Results - 5

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011

Product sales	$7,332	$7,308	$22,184	$21,267
Service sales	2,010	1,990	5,900	5,789

Net sales	9,342	9,298	28,084	27,056

Costs, expenses and other
Cost of products sold (A)	5,474	5,739	16,627	16,358
Cost of services sold (A)	1,334	1,294	3,983	3,763

	6,808	7,033	20,610	20,121
Selling, general and administrative expenses (A)	1,238	1,303	3,695	3,783
Other (income) expense	(16)	(21)	(54)	(72)
Interest and other financial charges	88	90	264	285

	8,118	8,405	24,515	24,117

Income from continuing operations before taxes	1,224	893	3,569	2,939
Tax expense	278	207	893	767

Income from continuing operations after taxes	946	686	2,676	2,172

Income from discontinued operations after taxes	—	177	—	209

Net income	946	863	2,676	2,381

Less: Net (loss) income attributable to the noncontrolling interest	(4)	1	1	4

Net income attributable to Honeywell	$950	$862	$2,675	$2,377

Amounts attributable to Honeywell:
Income from continuing operations less net income attributable to the noncontrolling interest	950	685	2,675	2,168
Income from discontinued operations	—	177	—	209

Net income attributable to Honeywell	$950	$862	$2,675	$2,377

Earnings per share of common stock - basic:
Income from continuing operations	1.21	0.88	3.43	2.77
Income from discontinued operations	—	0.23	—	0.27

Net income attributable to Honeywell	$1.21	$1.11	$3.43	$3.04

Earnings per share of common stock - assuming dilution:
Income from continuing operations	1.20	0.87	3.38	2.73
Income from discontinued operations	—	0.23	—	0.26

Net income attributable to Honeywell	$1.20	$1.10	$3.38	$2.99

Weighted average number of shares outstanding-basic	783.6	778.2	780.7	782.9

Weighted average number of shares outstanding - assuming dilution	792.5	786.9	790.4	794.0

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement expense, and stock compensation expense.

Q3’12 Results - 6

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,

Net Sales	2012	2011	2012	2011

Aerospace	$3,043	$2,922	$9,020	$8,428

Automation and Control Solutions	3,958	3,948	11,708	11,484

Performance Materials and Technologies	1,478	1,468	4,639	4,229

Transportation Systems	863	960	2,717	2,915

Corporate	—	—	—	—

Total	$9,342	$9,298	$28,084	$27,056

Reconciliation of Segment Profit to Income From Continuing Operations Before Taxes

	Three Months Ended September 30,		Nine Months Ended September 30,

Segment Profit	2012	2011	2012	2011

Aerospace	$582	$532	$1,678	$1,450

Automation and Control Solutions	571	544	1,587	1,499

Performance Materials and Technologies	275	254	944	819

Transportation Systems	104	121	338	368

Corporate	(57)	(84)	(164)	(208)

Total Segment Profit	1,475	1,367	4,383	3,928

Other income (A)	4	8	18	36
Interest and other financial charges	(88)	(90)	(264)	(285)
Stock compensation expense (B)	(40)	(38)	(131)	(129)
Pension ongoing expense (B)	(7)	(26)	(29)	(83)
Other postretirement income/(expense) (B)	(20)	82	(52)	109
Repositioning and other charges (B)	(100)	(410)	(356)	(637)

Income from continuing operations before taxes	$1,224	$893	$3,569	$2,939

(A)	Equity income/(loss) of affiliated companies is included in Segment Profit.

(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q3’12 Results - 7

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	September 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$4,760	$3,698
Accounts, notes and other receivables	7,388	7,228
Inventories	4,314	4,264
Deferred income taxes	573	460
Investments and other current assets	711	484

Total current assets	17,746	16,134

Investments and long-term receivables	600	494
Property, plant and equipment - net	4,830	4,804
Goodwill	11,916	11,858
Other intangible assets - net	2,281	2,477
Insurance recoveries for asbestos related liabilities	654	709
Deferred income taxes	1,766	2,132
Other assets	1,281	1,200

Total assets	$41,074	$39,808

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$4,518	$4,738
Short-term borrowings	75	60
Commercial paper	899	599
Current maturities of long-term debt	624	15
Accrued liabilities	6,597	6,863

Total current liabilities	12,713	12,275

Long-term debt	6,391	6,881
Deferred income taxes	679	676
Postretirement benefit obligations other than pensions	1,346	1,417
Asbestos related liabilities	1,531	1,499
Other liabilities	5,195	6,158
Shareowners’ equity	13,219	10,902

Total liabilities and shareowners’ equity	$41,074	$39,808

Q3’12 Results - 8

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011

Cash flows from operating activities:
Net income attributable to Honeywell	$950	$862	$2,675	$2,377
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	226	226	681	704
Gain on sale of non-strategic businesses and assets	(4)	(307)	(3)	(353)
Repositioning and other charges	100	410	356	637
Net payments for repositioning and other charges	(126)	(128)	(352)	(335)
Pension and other postretirement expense	27	(56)	81	(24)
Pension and other postretirement benefit payments	(291)	(486)	(888)	(1,568)
Stock compensation expense	40	38	131	129
Deferred income taxes	130	39	319	197
Excess tax benefits from share based payment arrangements	(12)	(1)	(28)	(31)
Other	143	(84)	39	56
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(140)	104	(160)	(433)
Inventories	25	(51)	(53)	(440)
Other current assets	(62)	(30)	(77)	(53)
Accounts payable	(29)	105	(220)	365
Accrued liabilities	22	20	(333)	128

Net cash provided by operating activities	999	661	2,168	1,356

Cash flows from investing activities:
Expenditures for property, plant and equipment	(234)	(177)	(586)	(466)
Proceeds from disposals of property, plant and equipment	1	—	2	3
Increase in investments	(237)	(93)	(482)	(322)
Decrease in investments	129	112	287	288
Cash paid for acquisitions, net of cash acquired	2	(619)	(62)	(627)
Proceeds from sales of businesses, net of fees paid	—	955	18	1,170
Other	17	9	(42)	67

Net cash (used for)/provided by investing activities	(322)	187	(865)	113

Cash flows from financing activities:
Net(decrease)/increase in commercial paper	(49)	350	300	401
Net increase/(decrease) in short-term borrowings	8	(2)	19	(4)
Proceeds from issuance of common stock	63	32	179	232
Proceeds from issuance of long-term debt	44	5	86	1,389
Payments of long-term debt	—	—	—	(439)
Excess tax benefits from share based payment arrangements	12	1	28	31
Repurchases of common stock	—	(505)	—	(1,009)
Cash dividends paid	(298)	(266)	(880)	(796)

Net cash used for financing activities	(220)	(385)	(268)	(195)

Effect of foreign exchange rate changes on cash and cash equivalents	82	(126)	27	(39)

Net increase in cash and cash equivalents	539	337	1,062	1,235
Cash and cash equivalents at beginning of period	4,221	3,548	3,698	2,650

Cash and cash equivalents at end of period	$4,760	$3,885	$4,760	$3,885

Q3’12 Results - 9

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Prior to Cash Pension Contributions (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,

	2012	2011	2012E

Cash provided by operating activities	$999	$661	~$3,500 - 3,600

Expenditures for property, plant and equipment	(234)	(177)	~(1,000)

Free cash flow	$765	$484	~$2,500 - 2,600

Cash pension contributions	256	438	~1,000

Free cash flow, prior to cash pension contributions	$1,021	$922	~$3,500 - 3,600

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, repay debt obligations prior to their maturities, or make cash pension contributions. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

In reference to free cash flow conversion on page 2, we define free cash flow conversion as free cash flow prior to any NARCO related payments and cash pension contributions divided by net income attributable to Honeywell excluding pension mark to market adjustment.

Q3’12 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark to Market Adjustment and Calculation of Segment
Profit and Operating Income Margin Excluding Pension Mark to Market Adjustment (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,

	2012	2011

Segment Profit	$1,475	$1,367

Stock compensation expense (A)	(40)	(38)
Repositioning and other (A, B)	(112)	(423)
Pension ongoing expense (A)	(7)	(26)
Other postretirement income/(expense) (A)	(20)	82

Operating Income	$1,296	$962

Segment Profit	$1,475	$1,367
÷ Sales	$9,342	$9,298

Segment Profit Margin %	15.8%	14.7%

Operating Income	$1,296	$962
÷ Sales	$9,342	$9,298

Operating Income Margin %	13.9%	10.3%

	2011	2012 Guidance

Segment Profit	$5,357	~$5,800 - $5,900

Stock compensation expense (A)	(168)	~(175)
Repositioning and other (A, B)	(794)	~(425) - (450)
Pension ongoing expense (A)	(105)	~(50)
Pension mark to market adjustment (A)	(1,802)	TBD
Other postretirement income/(expense) (A)	86	~(75)

Operating Income	$2,574	~$5,075 - $5,150
Pension mark to market adjustment (A)	$(1,802)	TBD

Operating Income excluding pension mark to market adjustment	$4,376	~$5,075 - $5,150

Segment Profit	$5,357	~$5,800 - $5,900
÷ Sales	$36,529	$37,500 - $37,700

Segment Profit Margin %	14.7%	15.6 - 15.7%

Operating Income	$2,574	~$5,075 - $5,150
÷ Sales	$36,529	$37,500 - $37,700

Operating Income Margin %	7.0%	13.5 - 13.7%

Operating Income excluding pension mark to market adjustment	$4,376	~$5,075 - $5,150
÷ Sales	$36,529	$37,500 - $37,700

Operating Income Margin excluding pension mark to market adjustment %	12.0%	13.5 - 13.7%

(A) Included in cost of products and services sold and selling, general and administrative expenses.
(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment

Q3’12 Results - 11

Honeywell International Inc.
Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark to Market Adjustment
and Third Quarter 2011 Repositioning and Other Actions Funded by Gain on Sale of CPG Business (CPG Gain)

2011

EPS - continuing operations assuming dilution	$2.35

Pension mark to market adjustment	$1.44

EPS - continuing operations assuming dilution, excluding pension mark to market adjustment	$3.79

Third quarter 2011 repositioning and other actions funded by CPG Gain	$0.22

EPS - continuing operations assuming dilution, excluding pension mark to market adjustment and third quarter 2011 repositioning and other actions funded by CPG Gain	$4.01

2011

EPS - Total Honeywell assuming dilution	$2.61

Pension mark to market adjustment	$1.44

EPS - Total Honeywell assuming dilution, excluding pension mark to market adjustment	$4.05

We believe EPS, excluding pension mark to market adjustment and third quarter 2011 repositioning and other actions funded by CPG Gain, is a metric that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding of 791.6 million and the effective tax rate for the period. Mark to market uses a blended tax rate of 36.9%.